Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest Corporation® Board Director to Retire, Two New Members Added

FORT SMITH, Arkansas, October 31, 2016 — ArcBest Corporation® (Nasdaq: ARCB) today  announced that Board of Directors’ member John H. Morris will retire from the board effective October 31, 2016, after more than 28 years of service, and that two new directors have been added.

The retirement of Morris and addition of two new directors bring the total board membership of ArcBest to 11 from 10 previously.

The new directors are Michael P. Hogan, Executive Vice President, Strategic Business & Brand Development for GameStop Corporation, whose term began on October 25, 2016, and Eduardo Conrado, Executive Vice President and Chief Strategy and Innovation Officer of Motorola Solutions, Inc., whose term will begin on November 1, 2016. Both Hogan’s and Conrado’s terms on the board will expire at ArcBest’s annual meeting of stockholders in 2017.

“We are very grateful to John Morris for his incredible service to our company for so many years, providing us with his expertise, financial acumen and strong encouragement of our strategy,” said ArcBest Chairman, President and CEO Judy R. McReynolds. “We wish him all the best in his retirement and will always remember his support of our company through good times and through the years that were challenging to our organization.”

Stephen Gorman, member of the board since July 2015, will replace Morris as chair of the board’s Compensation Committee effective October 31, 2016. Hogan has been appointed to the Audit Committee and Conrado has been appointed to the Nominating/Corporate Governance and Compensation Committees.

McReynolds noted the value of both Hogan’s and Conrado’s expertise in marketing and brand strategy with technology-driven enterprises.

“Mike Hogan’s unique experience leading GameStop’s successful diversification strategy and transformation, and Eduardo Conrado’s leadership of Motorola’s  growth-focused customer experience innovations, IT and strategy teams, combined with their thoughtful approach to business, bring tremendous knowledge to the ArcBest Board,” said McReynolds. “I am looking forward to working with Mike and Eduardo as we grow ArcBest by providing leading-edge supply chain solutions for our customers.”

Hogan, 57, joined GameStop Corp, based in Grapevine, Texas, as senior vice president and chief marketing officer in 2008. GameStop, the world’s largest video game retailer, is a global, omnichannel video game, consumer electronics and wireless services retailer operating more than 7,000 stores across 14 countries. Previously, Hogan served as a principal with Strategic Frameworking, a strategic consulting firm. Hogan also served as a senior vice president of marketing at Dean Foods Company and as vice president of international marketing at Frito-Lay. Hogan currently serves on the board of Feed the Children, a non-profit organization, where he also serves as audit committee chairman. He earned a bachelor’s degree from Northern Illinois University and master’s degree from Northwestern University.

Conrado, 50, joined Motorola in 1992. At Schaumburg, IL-based Motorola Solutions, a provider of communication infrastructure, devices, accessories, software and services, he leads the strategy team, the chief information office, the chief technology office and Motorola Solutions Venture Capital, the company’s strategic investment group. Previously, Conrado led the company’s marketing and IT organizations, which focused on creating seamless customer experiences. Conrado has served in a variety of leadership roles in multiple international businesses in a range of consumer and commercial segments across Motorola. He serves on several non-profit boards, including Ascension, the largest U.S. non-profit health system. He earned a bachelor’s degree in industrial engineering from Texas Tech University; a master’s degree in business administration from ESADE in Barcelona, Spain; and a master’s degree in international management from Thunderbird School of Global Management.

About ArcBest

ArcBest Corporation® (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF Freight®, ABF Logistics®, Panther Premium Logistics®, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest Corporation®. The Skill & The Will®.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These forward-looking statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; competitive initiatives and pricing pressures; governmental regulations; environmental laws and regulations, including emissions-control regulations; the cost, integration, and performance of any future acquisitions; relationships with employees, including unions, and our ability to attract and retain employees and/or independent owner operators; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; potential impairment of goodwill and intangible assets; availability and cost of reliable third-party services; litigation or claims asserted against us; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; the loss of key employees or the inability to execute succession planning strategies; the impact of our brands and corporate reputation; the cost, timing, and performance of growth initiatives; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; and other financial, operational, and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission (“SEC”) public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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